Exhibit 5

MAYER, BROWN, ROWE & MAW

190 SOUTH LA SALLE STREET

CHICAGO, ILLINOIS 60603-3441

MAIN TELEPHONE
(312) 782-0600
MAIN FAX
(312) 701-7711
May 24, 2002

The Board of Trustees
Archstone-Smith Trust
9200 East Panorama Circle, Suite 400
Englewood, Colorado 80112

Gentlemen:

We have acted as special counsel to Archstone-Smith Trust, a Maryland real estate investment trust (“Archstone-Smith”), in connection with the registration of the following securities (the “Securities”) of Archstone-Smith as set forth in Archstone-Smith’s Registration Statement on Form S-3 being filed with the Securities and Exchange Commission on the date hereof (as amended, the “Registration Statement”), including the prospectus contained therein (the “Prospectus”): (i) one or more series of preferred shares of beneficial interest, par value $0.01 per share (the “Preferred Shares”), and (ii) common shares of beneficial interest, par value $0.01 per share, and a corresponding number of preferred share purchase rights (the “Common Shares”).

Each series of the Preferred Shares will be issued under Archstone-Smith’s Amended and Restated Declaration of Trust (the “Declaration of Trust”), filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and Articles Supplementary to be filed with the SDAT. The Common Shares will be issued under the Declaration of Trust. Certain terms of the Securities to be issued by Archstone-Smith from time to time will be approved by the Board of Trustees of Archstone-Smith or a committee thereof as part of the trust action taken and to be taken in connection with the authorization of the issuance of the Securities (the “Trust Proceedings”).

As special counsel to Archstone-Smith, we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, the Declaration of Trust, Archstone-Smith’s Bylaws, as amended and restated, resolutions of Archstone-Smith’s Board of Trustees and committees thereof (the “Board”) and such Archstone-Smith records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of Archstone-Smith. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

MAYER, BROWN, ROWE & MAW

The Board of Trustees
May 24, 2002

Based upon and subject to the foregoing assumptions, conditions and limitations set forth herein, we are of the opinion that:

(1)    when the Registration Statement has become effective under the Securities Act of 1933, as amended (the “Securities Act”), and upon the completion of the Trust Proceedings relating to a series of Preferred Shares, the execution, delivery and filing with, and recording by, the SDAT of Articles Supplementary relating to such series of Preferred Shares, and the due execution, countersignature and delivery of the Preferred Shares of such series, the Preferred Shares of such series, when sold in exchange for the consideration set forth in the Prospectus and any supplement thereto (a “Prospectus Supplement”) relating to such series of the Preferred Shares, will be duly authorized, legally issued, fully paid and nonassessable; and

(2)    when the Registration Statement has become effective under the Securities Act and upon the completion of the Trust proceedings relating to the Common Shares and the due execution, countersignature and delivery of the Common Shares, the Common Shares, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement relating to the Common Shares, will be duly authorized, legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

Sincerely,

/s/ MAYER, BROWN, ROWE & MAW